UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2022

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Sino American Oil Co

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52304 (Commission File Number)	02-3717729 (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Emerging growth company ☐

Item 1.01Entry into a Material Definitive Agreement.

On July 19, 2022, Sino American Oil Company (the “Company”) entered into an Acquisition Agreement (the “Agreement”) with Tritium Inc., a corporation organized under the laws of the Province of Alberta, Canada (“Tritium”) and the shareholders of Tritium (the “Shareholders”) after obtaining requisite approval from the Company’s board of directors, which determined that the transaction was in the best interests of the Company and its stockholders.

Pursuant to the Agreement, the Company will acquire 100% of the shares of Tritium through a wholly-owned subsidiary of the Company, Sino Acquisition Corp. The Company will also acquire all assets of Tritium in the transaction. In exchange for 100% of the shares of Tritium, the Company issued five million (5,000,000) shares of common stock at $1.00 a share for a total transaction value of USD $5,000,000.

In connection with the Agreement, Tritium entered into a Standstill Agreement that will remain in effect until September 1, 2022 or a date as mutually agreed upon by the parties, which shall run in congruence with the closing of this acquisition contemplated by this Agreement.

Tritium was recently awarded a patent (CAVITATION APPARATUS AND RELATED SYSTEMS AND METHODS, EFS ID: 45321627) for its Oil Upgrading Technology. Tritium’s technology converts heavy oil into a more profitable hydrocarbon product that commands a higher price on world markets.

In July 2022, Tritium acquired a 22% ownership in Base Element Energy Inc., a corporation organized under the laws of the Province of Alberta, Canada. This ownership includes a full D58 Waste Facility License which allows the Company to receive 22% of the profit from the business of the following from the Cynthia, Alberta terminal based on the following metrics:

•$8.00 a m3 (1000 liters) of produced water to be taken in and injected down Tritium’s disposal well

•$16.00 a m3 (1000 liters) of emulsion to be taken in and treated at our Facility

•Increase in WCS Western Canadian Select to WTI pricing

The Company plans to increase the size and processing capability of the facility throughout 2022.

The acquisition is subject to the delivery of U.S. GAAP audited financial statements from Tritium and the transfer of title and ownership of the company and its assets to the Company.

The Company is in the process of updating its SEDAR filings in Canada to remain compliant in Alberta and meet the requirement of the ASE. This acquisition will be subject to the Company being fully compliant with the Securities regulators of both the U.S. and Canada.

This Current Report on Form 8-K contains forward-looking statements, that involve risks and uncertainties, many of which are detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Acquisition Agreement is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2022, Queenie Wong resigned as a Director of the Company and Kim Halverson resigned as a Director, President and Treasurer of the Company. Ms. Halverson remains as the Secretary of the Company. The resignations were not as a result of any disagreements or disputes between the parties and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sino American Oil Company

Date: July 26, 2022	By:	/s/ Boriss Aleksandrov
Boriss Aleksandrov
President